UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 18, 2015, CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Enghouse Systems Limited, an Ontario corporation (“Parent”), and New Acquisitions Corporation, a Delaware corporation (“Merger Sub”), pursuant to which, among other things, (i) Merger Sub has agreed to commence a tender offer, subject to certain conditions, no later than November 6, 2015, to purchase all the outstanding shares of the Company’s Class A common stock, par value $0.01 per share, at a cash purchase price of $0.61 per share; and (ii) as soon as practicable after the consummation of the Offer and satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), and the Company will become a direct or indirect wholly owned subsidiary of Parent.

On October 30, 2015, the Company entered into a letter agreement (the “Letter Agreement”), by and among the Company, Parent and Nathan Habegger, the Company’s Chief Financial Officer, pursuant to which, among other things, subject to the consummation of the Merger, (i) Mr. Habegger agreed to resign from his position as Chief Financial Officer of the Company immediately following the effective time (the “Effective Time”) of the Merger; (ii) Mr. Habegger agreed to provide transition services to Parent as an independent contractor for three months following the Effective Time for a fee of $20,000 per month; and (iii) the Company agreed to pay to Mr. Habegger a one-time special cash bonus equal to $100,000 (the “Bonus”) as compensation for services provided by Mr. Habegger in connection with the transactions contemplated by the Merger Agreement, including the transition services to be provided to Parent following the Effective Time, which Bonus is payable within 10 days following the Effective Time. None of the foregoing payments will be made in the event that the Merger is not consummated.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Letter Agreement, dated as of October 30, 2015, among Enghouse Systems Limited, CTI Group (Holdings) Inc. and Nathan Habegger.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI GROUP (HOLDINGS) INC.

Dated: November 3, 2015	By:	/s/ Manfred Hanuschek
	Name:	Manfred Hanuschek
	Title:	Chief Executive Officer and President